United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2009
Date of Report (Date of earliest event reported)

SAKER AVIATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hangar Road, Avoca, Pennsylvania	18641
(Address of principal executive offices)	(Zip Code)

(507) 457-3400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)	Former Independent Registered Public Accounting Firm

On December 18, 2009, Saker Aviation Services, Inc. (the “Company”) dismissed its independent registered accounting firm, Marcum LLP (“Marcum”).  This dismissal was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

Marcum’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion.  Such reports were not otherwise qualified or modified as to uncertainty, audit scope, or accounting principle.  Marcum’s report on the Company’s consolidated financial statements for the  fiscal year ended December 31, 2008 contained an explanatory paragraph describing the existence of substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2008 and December 31, 2007, and through December 18, 2009, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in its reports on the Company’s financial statements covering such years.

During the fiscal years ended December 31, 2008 and December 31, 2007, and through December 18, 2009, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

The Company provided Marcum with a copy of the above disclosure and requested that Marcum provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum agrees with this disclosure.  A copy of Marcum’s letter dated December 22, 2009 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	New Independent Registered Public Accounting Firm

The Company has engaged Kronick Kalada Berdy & Co. P.C. (“Kronick”) as its new independent registered accounting firm, effective December 18, 2009, for the fiscal year ending December 31, 2009.  This engagement was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

During the fiscal years ended December 31, 2008 and December 31, 2007, and through December 18, 2009, the Company did not consult with Kronick with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events pursuant to Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

Item 8.01	Other Events.

On December 17, 2009, the Company acquired certain of the fixed base operator assets of Flower Aviation of Garden City, Inc. (“Flower”) located at the Garden City Regional Airport in Kansas (the “Garden City Airport”). Prior to such acquisition, the Company and Flower each functioned as a fixed base operator at the Garden City Airport. As a result of such acquisition, the Company is now the sole fixed base operator at the Garden City Airport.  The Company paid approximately $200,000 in cash for Flower’s fixed based operator assets, which were acquired pursuant to an Asset Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Marcum, dated December 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009		SAKER AVIATION SERVICES, INC.

	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer